Exhibit 10.1

GLOBAL AMENDMENT

This Global Amendment (this “Amendment”) is entered into as of June 10, 2020 by and between St. George Investments LLC, a Utah limited liability company (“Lender”), and Naked Brand Group Limited, an Australia corporation (“Borrower”). Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Notes (as defined below).

A. Borrower previously issued the following Convertible Promissory Notes: (i) that certain Convertible Promissory Note to Lender dated December 19, 2019 in the original principal amount of $3,170,000.00 (“Note 1”); and (ii) that certain Convertible Promissory Note to Lender dated January 9, 2020 in the original principal amount of $3,170,000.00 (“Note 2”). Note 1 and Note 2 are sometimes referred to herein individually as a “Note” and collectively as the “Notes.”

B. Lender and Borrower have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Notes to modify the Conversion Price.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendments.

(a) Conversions. Section 3.1 of each of the Notes shall be amended by replacing each occurrence of “Conversion Price” with “Applicable Conversion Price.”

(b) Conversion Price. Section 3.2 of each of the Notes shall be deleted in its entirety and replaced with the following:

“Conversion Price. Subject to adjustment as set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Ordinary Shares is $4.00 per Ordinary Share (the “Fixed Conversion Price”). Notwithstanding the foregoing, subject to the written approval of Borrower (which approval will deemed to have been given if Borrower duly executes the affirmation on a Conversion Notice), the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Ordinary Shares shall be calculated pursuant to the following formula: a percentage of not less than 75%, multiplied by the lowest daily VWAP during the period of twenty (20) consecutive Trading Days ending on (i) if the Conversion Notice is delivered at or before 4:00 p.m. Eastern Time on a Trading Day or at any time on a day that is not a Trading Day, the Trading Day immediately preceding the day the Conversion Notice is delivered, or (ii) if the Conversion Notice is delivered after 4:00 p.m. Eastern Time on a Trading Day, the Trading Day on which the Conversion Notice is delivered (the “Alternate Conversion Price” and the price applicable to a Conversion, whether the Fixed Conversion Price or the Alternate Conversion Price, the “Applicable Conversion Price”). Notwithstanding the foregoing, the Alternate Conversion Price shall in no event be less than $0.15 per Ordinary Share, which minimum amount shall be subject to equitable adjustment in the event Borrower issues a dividend payable in Ordinary Shares, subdivides its outstanding Ordinary Shares into a greater number of shares or combines its outstanding Ordinary Shares into a smaller number of shares.”

(c) Definitions. The definition of VWAP in Attachment 1 of each of the Notes shall be deleted in its entirety and replaced with the following:

““VWAP” means the volume weighted average price of the Ordinary Shares on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg, subject to equitable adjustment in the event Borrower issues a dividend payable in Ordinary Shares, subdivides its outstanding Ordinary Shares into a greater number of shares or combines its outstanding Ordinary Shares into a smaller number of shares.”

(d) Adjustment of Conversion Price. Section 7.1 of each of the Notes shall be amended by replacing each occurrence of “Conversion Price” with “Fixed Conversion Price.”

(e) Exhibit A. Exhibit A to each of the Notes shall be amended by replacing each occurrence of “Conversion Price” with “Applicable Conversion Price.”

3. Representations and Warranties. In order to induce Lender to enter into this Amendment, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Borrower has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of Borrower hereunder.

(b) There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment which would or could materially and adversely affect the understanding of Lender expressed in this Amendment or any representation, warranty, or recital contained in this Amendment.

(c) Except as expressly set forth in this Amendment, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment nor any of the terms, provisions, covenants, or agreements contained in this Amendment shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Notes.

(d) Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Notes. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

2

(e) Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Notes or any of the other Transaction Documents, or have occurred prior to the date hereof.

4. Other Terms Unchanged. The Notes, as amended by this Amendment, and the other Transaction Documents remain and continue in full force and effect, constitute legal, valid, and binding obligations of each of the parties, and are in all respects agreed to, ratified, and confirmed. Any reference to any of the Notes after the date of this Amendment is deemed to be a reference to such Note as amended by this Amendment. If there is a conflict between the terms of this Amendment and either Note, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Borrower acknowledges that it is unconditionally obligated to pay the remaining balance of each Note and represents that such obligation is not subject to any deductions, defenses, rights of offset, or counterclaims of any kind. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Notes, as in effect prior to the date hereof.

5. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and the Notes and, in making its decision to enter into the transactions contemplated by this Amendment, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

7. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

8. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the receipt of a written communication from The Nasdaq Stock Market LLC (the “Exchange”) stating that the Exchange has completed its review of, and the Exchange not having raised any objection to, this Amendment and the transactions contemplated hereby.

[Remainder of page intentionally left blank]

3

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BORROWER:

NAKED BRAND GROUP LIMITED

By:	/s/ Justin Davis-Rice
Name:	Justin Davis-Rice
Title:	Director

LENDER:

ST. GEORGE INVESTMENTS LLC

By:	Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

[Signature Page to Global Amendment]